As filed with the Securities and Exchange Commission on October 4, 2024

Registration No. 333-156883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HMN Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1777397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1016 Civic Center Drive Northwest

Rochester, Minnesota 55901

Telephone: (507) 535-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Eberle

Senior Vice President, Chief Financial Officer and Treasurer

1016 Civic Center Drive Northwest

Rochester, Minnesota 55901

Telephone: (507) 535-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: April Hamlin, Esq. Ballard Spahr LLP 2000 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 371-3211

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, File No. 333-156883 (the “Registration Statement”) filed by HMN Financial, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Securities and Exchange Commission on March 27, 2009. This Post-Effective Amendment No. 1 is being filed to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under the Registration Statement :

Pursuant to an Agreement and Plan of Merger between the Company and Alerus Financial Corporation (“Alerus”) dated May 14, 2024 (the “Merger Agreement”), the Company will merge into Alerus, with Alerus as the surviving corporation. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statement and, in accordance with undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Minnesota on October 4, 2024.

HMN FINANCIAL, INC.

By:  /s/ Jon Eberle

Jon Eberle

Senior Vice President, Chief Financial Officer

and Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement.